Exhibit 24.1

AECOM TECHNOLOGY CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each person whose signature appears below, hereby constitutes and appoints David Y. Gan and Christina Ching, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Michael S. Burke	Director, Chief Executive Officer	October 16, 2014
Michael S. Burke

/s/ John M. Dionisio	Director and Executive Chairman	October 16, 2014
John M. Dionisio

/s/ James H. Fordyce	Director	October 16, 2014
James H. Fordyce

/s/ Linda Griego	Director	October 16, 2014
Linda Griego

/s/ David W. Joos	Director	October 16, 2014
David W. Joos

/s/ Richard G. Newman	Director	October 16, 2014
Richard G. Newman

/s/ William G. Ouchi	Director	October 16, 2014
William G. Ouchi

/s/ Robert J. Routs	Director	October 16, 2014
Robert J. Routs

/s/ William P. Rutledge	Director	October 16, 2014
William P. Rutledge

/s/ Clarence T. Schmitz	Director	October 16, 2014
Clarence T. Schmitz

/s/ Daniel R. Tishman	Director, AECOM Vice Chairman	October 16, 2014
Daniel R. Tishman